Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SemGroup Corporation of (i) our reports dated February 26, 2016 relating to the consolidated financial statements of SemGroup Corporation and the effectiveness of internal control over financial reporting of SemGroup Corporation, each of which appear in SemGroup Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015; and (ii) our report dated February 26, 2016, relating to the financial statements of White Cliffs Pipeline, L.L.C., which appears in SemGroup Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Joint Consent Statement/Proxy Statements/Prospectus constituting a part of this Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas

August 15, 2016

Consent of Independent Registered Public Accounting Firm

Rose Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SemGroup Corporation of our reports dated February 26, 2016 relating to the consolidated financial statements of Rose Rock Midstream, L.P. and the effectiveness of internal control over financial reporting of Rose Rock Midstream, L.P., each of which appear in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Joint Consent Statement/Proxy Statements/Prospectus constituting a part of this Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas

August 15, 2016